FOR IMMEDIATE RELEASE
       Date:        January 18, 2005
       Contact:     Donald F. Holt, EVP/CFO
       (717) 920-5801, Fax (717) 920-1683


                    COMMUNITY BANKS REPORTS EARNINGS INCREASE

     Harrisburg,  PA- Community  Banks,  Inc.  ("Community")  (Listed on NASDAQ:
CMTY) today announced earnings results for the year and the fourth quarter ended December 31, 2004. Earnings per share for 2004 rose to a record $1.73 and reflected annual net income of $ 21.8 million. This performance represented an improvement of 6.1% over the earnings per share of $1.63 achieved in 2003, and a 7% increase in net income from the $20.4 million recorded in that same year. The 2004 performance resulted in a return on average assets of 1.12% and a return on average equity of 14.96%, compared to 1.15% and 15.03%, respectively, in 2003.

     Results for the fourth quarter of 2004 reflected similar performance as earnings per share rose from $0.41 in the year earlier quarter to $0.44 in 2004, an increase of 7.3%. Net income for the three months ended December 31, 2004 was $5.5 million versus $5.2 million in the fourth quarter of 2003, an increase of 7.0%.

     Community produced improved levels of profitability during 2004 by driving higher loan and deposit volumes, increased fees, strong asset quality and more modest growth in operating expenses. Across the broader financial services spectrum, profit performance was directly and indirectly influenced by the depressed level of interest rates and an unsettled national economy. The strain on net interest income growth placed a premium on increasing market share, maintaining pristine asset quality metrics, developing new and improved sources of service fee income, and the achievement of operating efficiencies.

     On November 16, 2004, Community and PennRock Financial Services Corp., parent company of Blue Ball National Bank, announced the signing of a definitive agreement pursuant to which Community and PennRock Financial will combine under Community's charter. Following consummation, Blue Ball will continue to operate as a division of CommunityBanks. The joint banking and financial services franchise will include 67 banking offices in 11 counties throughout the center of Pennsylvania, extending from the Pocono region in the north to just south of the Pennsylvania/Maryland border. The combination will dramatically increase the combined company's presence in the south central Pennsylvania market, including significant coverage of the vibrant Harrisburg, Lancaster and York regions, with combined assets totaling over $3 billion. After the combination, Community Banks, Inc. would become the 8th largest bank holding company headquartered in the Commonwealth of Pennsylvania; it currently ranks as the 12th largest.

     "We are especially pleased to be reporting continuing earnings momentum while, at the same time, we begin the challenging process of combining and integrating the Community and PennRock franchises, said Eddie L. Dunklebarger, President and Chief Executive Officer. "Our optimism for the future is based on both banks' strong financial condition, their historical trend of steady earnings improvement and the opportunities to improve upon both of these as a result of our new partnership". Terms of the transaction, which is expected to be completed by mid-year 2005, were provided at the time of the announcement. The merger remains subject to various regulatory approvals as well as the approval of both Community and PennRock shareholders.

     During 2004, average loans rose to just under $1.2 billion and grew 15.7% over 2003 balances. Growth in average deposit balances also experienced robust growth trends as deposits increased 10.1% to nearly $1.3 billion. Net interest income rose 7.2 % when expressed on a fully-tax equivalent basis, despite the challenges presented by the low interest rate environment. Community continues to garner an increasingly larger share of the South Central Pennsylvania banking market, which influenced the growth in both core banking activities and net interest income.

     Other revenues, excluding the impact of gains from the sales of securities, reflected an increase of nearly 12% over 2003. Other revenues actually increased by nearly 19% over 2003 if 2003 results were further adjusted for the nonrecurring sale of a branch location in the fourth quarter of 2003. This growth was influenced by the increase in fees associated with both acquired businesses and increases in new or existing banking products. The improvement in this revenue stream was achieved despite the mitigating impact of the less robust mortgage refinancing market during most of 2004. The pace of mortgage refinancing activity slowed measurably from the record performances of the last two years. Complementary fee-based activities, such as title and settlement services, also receded by comparison to the outsized mortgage origination activity in years prior to 2004.

     Two highlights of 2004 performance related to asset quality and control over non-interest expenses. Community has now experienced three consecutive years of steadily improving metrics in loan quality, including net charge-offs to loans of only .16% in 2004. Growth in the provision for loan losses was reflective of the growth in the loan portfolio and the risk associated therewith, as asset quality metrics continued to reflect little in the way of adverse trends. Non-interest expenses, which grew by 9.3%, were inflated by the first full year of expenses attributed to businesses acquired throughout 2003 and by the second consecutive year of increased marketing expenses. Community has aggressively addressed elevating its profile in its core markets to take advantage of market disruptions attributed to the fallout from out-of-state acquisitions of local competitors.

     Community currently has nearly $2 billion in assets and 48 banking offices, and is headquartered in Harrisburg, Pennsylvania, which will remain the corporate offices. PennRock, with its 19 banking offices and nearly $1.1 billion in assets, operates 12 offices in Lancaster County; 5 in Berks County near Reading, Pennsylvania; and 2 additional offices in nearby Chester County.

     This press release contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.



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



                              Community Banks, Inc.

                         Selected Financial Information
                  (Dollars in thousands, except per share data)

                                                                          Three Months Ended                   Year Ended
                                                                             December 31,                     December 31,
                                                                        2004             2003             2004            2003
                                                                     ----------------------------     ----------------------------
Consolidated summary of operations:
      Interest income                                                $    25,710      $    23,602      $    99,799     $    94,865
      Interest expense                                                    11,089           10,428           43,242          42,351
                                                                     ------------     ------------     ------------    ------------
         Net interest income                                              14,621           13,174           56,557          52,514
      Provision for loan losses                                              750              600            3,100           2,500
                                                                     ------------     ------------     ------------    ------------
         Net interest income after provision for loan losses              13,871           12,574           53,457          50,014
                                                                     ------------     ------------     ------------    ------------
      Non-interest income:
      Investment management and trust services                               391              384            1,510           1,326
      Service charges on deposit accounts                                  2,012            1,442            7,120           5,128
      Other service charges, commissions, and fees                           792              629            3,357           2,958
      Investment security gains                                              186               78            2,470           1,927
      Insurance premium income and commissions                               873              745            3,260           2,822
      Mortgage banking activities                                            652              725            2,665           2,532
      Earnings on investment in life insurance                               383              311            1,593           1,455
      Other                                                                  133            1,237            1,238           2,315
                                                                     ------------     ------------     ------------    ------------
         Total non-interest income                                         5,422            5,551           23,213          20,463
                                                                     ------------     ------------     ------------    ------------
      Non-interest expenses:
      Salaries and employee benefits                                       7,486            6,598           28,337          25,397
      Net occupancy                                                        1,990            1,836            7,980           7,200
      Marketing expense                                                      425              521            2,325           2,018
      Telecommunications expense                                             306              350            1,285           1,302
      Other                                                                2,411            2,657           10,066           9,801
                                                                     ------------     ------------     ------------    ------------
         Total non-interest expenses                                      12,618           11,962           49,993          45,718
                                                                     ------------     ------------     ------------    ------------
         Income before income taxes                                        6,675            6,163           26,677          24,759
      Income taxes                                                         1,135              987            4,879           4,359
                                                                     ------------     ------------     ------------    ------------
         Net income                                                  $     5,540      $     5,176      $    21,798     $    20,400
                                                                     ============     ============     ============    ============

      Net loan charge-offs                                           $       765      $       862      $     1,857     $     1,665
      Net interest margin (FTE)                                            3.51%            3.41%            3.44%           3.50%
      Efficiency ratio                                                    58.96%           62.41%           60.22%          60.47%
      Return on average assets                                             1.13%            1.13%            1.12%           1.15%
      Return on average stockholders' equity                              14.54%           14.75%           14.96%          15.03%
      Return on average realized equity 2]                                14.99%           15.26%           15.30%          15.81%

Consolidated per share data: 1]

      Basic earnings per share                                       $      0.45      $      0.43      $      1.78     $      1.68
                                                                     ============     ============     ============    ============

      Diluted earnings per share                                     $      0.44      $      0.41      $      1.73     $      1.63
                                                                     ============     ============     ============    ============

      Book value at end of period                                    $     12.45      $     11.73      $     12.45     $     11.73
                                                                     ============     ============     ============    ============

      Realized book value at end of period 2]                        $     12.19      $     11.19      $     12.19     $     11.19
                                                                     ============     ============     ============    ============

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


                              Community Banks, Inc.

                         Selected Financial Information
                  (Dollars in thousands, except per share data)


Consolidated balance sheet data:

                                                              Three Months Ended                            Year Ended
                                                                 December 31,                              December 31,
                                                           2004                2003                  2004                 2003
                                                     --------------------------------------    -------------------------------------

Average total loans                                   $     1,201,454     $      1,067,506     $      1,153,933      $      997,190
Average earning assets                                      1,844,675            1,720,843            1,831,881           1,680,204
Average assets                                              1,957,240            1,823,692            1,941,096           1,780,679
Average deposits                                            1,304,590            1,214,381            1,295,977           1,177,356
Average stockholders' equity                                  151,557              139,226              145,750             135,773
Average diluted shares outstanding 1]                      12,553,000           12,623,000           12,575,000          12,497,000


                                                                                                  12/31/2004
                                                                                                      vs.
                                                       December 31,         December 31,          12/31/2003
                                                           2004                 2003              % Change
                                                     -----------------   ------------------    -----------------

Assets                                                $     1,954,799     $      1,861,063                   5%
Total loans                                                 1,215,951            1,078,611                  13%
Deposits                                                    1,305,537            1,230,685                   6%
Stockholders' equity 2]                                       149,130              136,810                   9%
Accumulated other comprehensive income                          3,211                6,596                (51)%
Diluted shares outstanding 1]                              12,549,000           12,666,000                 (1)%


Non-accrual loans                                     $         5,428     $          8,151                (33)%
Foreclosed real estate                                          2,094                4,865                (57)%
                                                     -----------------   ------------------    -----------------
     Total non-performing assets                                7,522               13,016                (42)%
Accruing loans 90 days past due                                   ---                   90               (100)%
                                                     -----------------   ------------------    -----------------

     Total risk elements                              $         7,522     $         13,106                (43)%
                                                     =================   ==================    =================

Allowance for loan losses                             $        14,421     $         13,178                   9%

Asset quality ratios:

Allowance for loan losses to total loans
     outstanding                                                 1.19%                1.22%
Allowance for loan losses to non-accrual loans                    266%                 162%
Non-accrual loans to total loans outstanding                     0.45%                0.76%
Non-performing assets to total assets                            0.38%                0.70%

1] Per share data reflects stock splits and stock dividends
2] Excludes accumulated other comprehensive income


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